                                                                    Exhibit 10.9

                    REMITTANCE PROCESSING SERVICES AGREEMENT

     This REMITTANCE PROCESSING SERVICES AGREEMENT ("Agreement") is made this 1st day of December, 1997, by and between HERITAGE BANK OF COMMERCE, a California corporation ("Customer") and NATIONAL PROCESSING COMPANY, who is engaged in the processing and transmission of data exclusively of a financial, banking or economic nature, 1231 Durrett Lane, Louisville, Kentucky 40285, a Kentucky corporation ("NPC").

     1. Scope of Services. NPC shall provide the services set forth in the Services & Fees Schedule attached hereto as Exhibit A. Beginning on the date set forth in the Services & Fees Schedule, Customer shall cause certain invoices and payments ("Documents") to be mailed to the NPC processing site designated in the Services & Fees Schedule. Sample Documents are attached to the Services & Fees Schedule. NPC shall process the Documents according to the procedures and timeframes set forth in the Operating Procedures, which Operating Procedures shall be provided by NPC within thirty (30) days of the execution of this Agreement and may be modified from time to time in writing signed by both parties. Deposits shall be subject to collection and shall not be available for withdrawal until funds are deemed collected by the depository bank and, if applicable, until transferred as collected funds to Customer's disbursement account as indicated in the Services & Fees Schedule. If funds are withdrawn prior to collection, Customer agrees to reimburse NPC for interest costs at the 365-day prime rate for the month. NPC shall obtain a demand deposit account in Customer's name to be used for lockbox deposits and adjustments. Customer shall notify NPC at least ninety (90) days in advance of any change in the form of its customer payments, invoices or envelopes or the regular monthly mailing schedule or volume of Documents or any system or other changes which would affect the processing of the Documents ("Documents/Processing Changes"). NPC shall admit properly identified and authorized Customer employees onto its premises for purposes of monitoring compliance with this Agreement, provided that such persons shall not include any employee or other agent of any competitor of NPC. Admittance will be allowed during normal processing hours (without notice), and shall not interfere with NPC's operations.

     2. Fees. Customer shall pay to NPC processing fees in accordance with the Services & Fees Schedule. All fees specified in the Services & Fees Schedule are based upon the volume thresholds and other conditions set forth therein. Customer shall pay the fees for the designated volume threshold reflected in the Services & Fees Schedule for each month in which the volume of Documents falls below such threshold. For purposes of calculating fees a standard term is defined as a machine-readable remittance document whose quality generates normal rejection rates not to exceed two percent (2%) of the monthly scanned documents volume. If the reject rate exceeds two percent (2%) in any calendar month, Customer shall be subject to the OCR reject rate surcharge set forth in the Services & Fees Schedule. Each credit to a customer account shall be considered a separate remittance, notwithstanding that a single check or other vehicle of payment may cover more than one such credit. Certain fees, as indicated on the Services & Fees Schedule, are based on charges by the Federal Reserve, FDIC and/or other depository institutions and are subject to change. NPC shall inform Customer promptly of any changes in such fees. NPC shall invoice Customer monthly for processing and other services according to the Services & Fees Schedule and initiate an electronic debit to the Customer's demand deposit account identified in the Fee Schedule for the amount of such invoice. Customer hereby authorizes NPC to initiate such debit to Customer's demand deposit account each month. Each invoice shall reflect credit for collected balances, if applicable. A late charge equal to one and one-half percent (1 1/2%) per month shall be imposed on all accounts remaining unpaid for more than thirty (30) days after the date of the invoice for any reason, including failure or rejection of an ACH transaction. NPC may modify the fees in the Services & Fees Schedule from time to time upon thirty (30) days notice to Customer in order to fairly reflect any change in NPC's costs attributable to any Client initiated Document/Processing Changes or any changes in applicable law. NPC may also modify the fees to the Services & Fees Schedule upon each one
(1) year anniversary of the execution of this Agreement and upon each renewal of this Agreement with sixty (60) days written notice to Customer.

No fee increase under this Agreement shall exceed the greater of five percent (5%) or the Consumer Price Index (all urban consumers for the group 1,200,000 or more population for the most recent twelve month period for which such statistics are available).

     3. Term and Termination. This Agreement shall have an initial term as set forth in the Services & Form Schedule, commencing on the date hereof, and shall automatically renew for successive like terms, unless terminated as provided herein. Either party may terminate this AGREEMENT, such termination to take effect only at the expiration of the initial term or any renewal term, with at least sixty (60) days written notice to the other or during the Annual Fee Change provision, according to Section Two, if such fees changes are deemed excessive by Customer. If either party shall materially default in the performance of any of its obligations under this Agreement and shall fail or refuse to cure or commence to cure such default within thirty (30) calendar days after written notice, the other party may terminate this Agreement on an additional fifteen (15) days written notice. If any party shall become insolvent, be placed in receivership, make an assignment for the benefit of creditors or seek relief or have a petition filed against it under federal bankruptcy law, the other party may terminate this Agreement immediately upon written notice.

     4. Assignment. Customer or NPC may not assign this Agreement without the prior written consent of the other party, and any attempted assignment shall be null and void. This Agreement shall be binding upon, and inure to the benefit of, the successors and permitted assigns of the parties hereto.

     5. Compliance with Law. Customer and NPC warrants and represents that it will comply with all applicable federal, state and local laws.

     6. Confidentiality. The parties acknowledge that, during the course of negotiation and/or the performance of this Agreement, the parties may have or may have had access to and may receive or may have received certain confidential or proprietary information of the other party, in present company or its affiliated and subsidiary companies, which that party reasonably considers confidential and/or proprietary ("Confidential Information"). Confidential Information includes without limitation any information pertaining to a party's business operations. Each party will protect the other party's Confidential Information from unauthorized dissemination and use with the same degree of care that each party uses to protect its own like information, but in no event less than reasonable care. Neither party will use the other's Confidential Information for purposes other than those necessary to perform this Agreement. Each party agrees that it will reveal such Confidential Information only to those of its directors, officers, employees or agents with a need to know. Each party agrees not to disclose such Confidential Information to any other third party, except as may be agreed upon by the parties in writing (and then only subject to written nondisclosure restrictions similar to those herein) or as required by law. Confidential Information does not include any information which
(i) is or becomes available to a party on a non-confidential basis from a source other than the other party or its agents or advisors, provided that such source is not bound by a confidentiality agreement with, or other contractual, fiduciary or legal obligation of confidentiality with respect to such information, (ii) is independently developed by a party without use of any Confidential Information, or (iii) is or becomes generally available to the public through no fault of a party, and not as a result of an unauthorized disclosure by any third party. In the event that either party is required by law to disclose any information covered by this Agreement, the party being compelled to disclose shall provide the other party with prompt notice of such pending disclosure so that the other party may seek a protective order, if appropriate. The disclosing party shall provide notice of any disclosure required by law to the other party and, whenever reasonably possible, such notice shall be provided prior to disclosure. Each party shall return or certify destruction of any Confidential Information of the other party in its possession upon termination of this Agreement. The provision of the paragraph shall survive the termination or expiration of this Agreement.

     7. Dispute Resolution and Arbitration. The parties shall attempt to resolve all disputes under the Agreement. The senior management of the parties shall be the first level of resolution. If the senior managers cannot, in good faith, resolve the dispute, the dispute will be escalated to the executive management of both parties. If the executive managers cannot, in good faith, revolve the dispute, the parties shall enter into arbitration as described below to resolve such dispute. In the event that a dispute remains unresolved despite good faith efforts of the parties, any controversy or claim arising out of or relating to this Agreement or the breach thereof will be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Associate ("AAA") then in effect, and judgment upon the award rendered by the arbitrators may be entered in any court of competent jurisdiction. Any such arbitration shall be conducted in the city nearest NPC's main U.S. office having an AAA regional office. Unless otherwise agreed, there will be three arbitrators. Each party shall select one arbitrator having experience with and knowledge of computers and the information services business, and the two selected arbitrators shall select a third arbitrator. The arbitrators may not make any ruling, finding or award that does not conform to the terms and conditions of this Agreement. Either party, before or during any arbitration, may apply to a court of competent jurisdiction for a temporary restraining order or preliminary injunction where such relief is necessary to protect its interests pending completion of the arbitration proceedings. Arbitration will not be required for actions for recovery of specific property, such as actions for replevin; provided that the parties must first follow the dispute resolution process stated above. Neither party nor the arbitrators may disclose the evidence or result of any arbitration hereunder without the prior written consent of both parties. Before arbitration or any other form of legal or equitable proceeding, the aggrieved party shall give the other party written notice describing the dispute and amount as in which it intends to initiate action and the prior effort it has made to resolve such dispute. The parties agree that this Agreements involves interstate commerce and, notwithstanding any choice of law provisions in this Agreement, any arbitration hereunder shall be governed by the Federal Arbitration Act (or any successor thereto).

     8. Entire Agreement. This Agreement, including the Exhibits and other documents incorporated herein, constitutes the entire agreement between the parties with respect to the subject matter hereof and any modification hereof must be in a writing signed by both parties.

     9. Excusable Failure to Perform or Delay in Performance. No party to this Agreement shall be liable for failure to perform or delay in performance of any of its obligations under this Agreement (except payment of amounts already due and owing) where such failure or delay results from any act of God, sabotage, military operation, national emergency, civil commotion, labor disturbance, policy, or the order, requisition, request or recommendation of any government agency or acting government authority, or any party's compliance therewith, or government proration, regulation, or priority, or any change in laws or regulations which prevent any party from providing services required by this Agreement, or any other cause beyond any party's reasonable control whether similar or dissimilar to the foregoing causes.

     10. Governing Law. This Agreement shall be governed by the law of the State of California (without giving effect to the conflict of laws provisions thereof): provided that any arbitration initiated pursuant to this Agreement shall be governed by the Federal Arbitration Act (or any successor thereto). Any suit, action, or proceeding with the respect to this Agreement shall be brought in the courts of the State of California, and the parties hereby consent to the jurisdiction of such state and federal courts for the purpose of any such suit, action or proceeding. Customer hereby irrevocably waives any and all objections to the jurisdiction of such courts, including without limitation, lack of personal jurisdiction, lack of venue, and forum more convenient, Service of any writ, process, summons, or complaint upon Customer may be made by mail upon it at the address stated in this Agreement, upon any registered agent for service or process, or upon the California Secretary of State, or by any other method provided by law.

     11. Legal Fees. If either party indicates arbitration or any legal action to enforce any provision of this Agreement or otherwise in connection with this Agreement, the prevailing party shall be entitled to recover from the other in reasonable attorney fees and other legal costs in connection with such proceeding.

     12. Notices. Any notice permitted or required by this Agreement must, be in writing and shall be deemed given when sent by facsimile, registered or certified mail, return receipt requested, or overnight delivery, and addressed as follows:

NPC:       NPC
           1231 Durrett Lane
           Louisville, KY 40285-0001
           ATTN: Eric Sinclair

Customer:  Heritage Bank of Commerce
           150 Almaden Blvd.
           San Jose, CA 95113
           ATTN: Ken Silveira

     13. Limitation of Liability. NPC's liability arising cost of or in any way connected with this Agreement shall not exceed the fees paid for the services involved and shall not include any liability for any indirect, incidental, special or consequential damages, including without limitation lost profits.

     14. Relationship. Nothing in this Agreement shall be deemed to create a partnership, joint venture or agency relationship between the parties. Both parties are independent contractors and neither party is to be considered the agent or legal representative of the other for any purpose whatsoever.

     15. Waivers. Failure of either party to complain of any act or omissions of the other party, no matter how long the same may continue, shall not be deemed to be a waiver by such party of any of its rights hereunder. No waiver by any party at any time of any other provision of this Agreement shall be deemed a waiver or breach of any other provision of this Agreement or a consent to any subsequent breach of the same or any other provision hereunder. If any act or omission by any party shall require the consent or approval of another party, such consent or approval of such act or omission on any one occasion shall not be deemed a consent to or approval of said act or omission on any subsequent occasion or consent to or approval of any other act or omission on the same or any subsequent occasion.

     16. Ownership of Software. All software provided by or used by NPC in connection with the services rendered pursuant to this Agreement shall remain the sole property of NPC unless the parties specifically provide otherwise in writing.

17. Security of Communications Systems. NPC shall maintain strict security controls over all items, records, input materials, and instruments delivered to it, and over all communications lines and facilities used in connection with the Services, all in accordance with the audited security standards followed by NPC.

18. Records Retention. NPC shall maintain account records and transaction documentation regarding the Services described in the Work Statement ("Service Records"), and shall retain copies of all Service Records for a minimum of five years. NPC shall not obtain any proprietary rights to any Service Records, and all Service Records, other than for archive retrieval purposes, shall remain the property of Customer in machine-readable format.

19. Disaster Recovery Plans. NPC shall create a disaster recovery plan and shall provide suitable off-premises storage for copies of all Service Records and computer programs used in connection with the performance of the Services in order to provide adequate backup in the event of loss, damage or destruction of any equipment or information. NPC's disaster recovery plan shall be submitted to Customer for review and shall satisfy all regulatory requirements applicable to Customer with respect to such plans. NPC shall review its disaster recovery plan at least annually and shall provide Customer with copies of the results of all disaster recovery plan reviews.

20. Regulation and Examination. The performance of services by NPC in accordance with this Agreement will be subject to regulation and examination on NPC's premises by the government agencies which regulate and examine Customer as if such services were being performed by Customer itself on its own premises.

21. Insurance. NPC shall maintain during the term of this Agreement the following insurance: (i) worker's compensation and employer's liability insurance as required by applicable law; (ii) commercial general liability insurance (bodily injury and property damage) with contractual liability insurance to cover liability assumed under this Agreement, with the limits of liability of such insurance to be not less than $1,000,000 combined single limit per occurrence; and (iii) automobile bodily injury and property damage liability insurance covering owned, non-owned and hired automobiles, the limits of which shall not be less than $500,000 combined single limit per occurrence. Upon the request of Customer, NPC shall deliver promptly to Customer certificates of insurance made out by the applicable insurer(s) or their authorized agents the insurance required under this paragraph and for any material policy amendments thereto. Each such policy shall provide for 30 days' prior written notice to be given by the insurer to Customer in the event of any termination, non-renewal or cancellation, or of any material change in coverage or deductibles. All insurance policies shall be carried with responsible insurance companies of recognized standing which are authorized to do business in the state in which the services rendered pursuant to this Agreement are performed.

22. Financial Statements. NPC shall provide Customer with a copy of NPC's audited financial statements within 90 days of the end of each fiscal year of NPC.

23. Termination Following Insolvency. Customer may immediately terminate this Agreement in the event NPC (i) is dissolved, becomes insolvent, generally fails to pay or admits in writing its inability to pay its debts as they become due; (ii) makes a general assignment, arrangement, or compensation agreement with or for the benefit of its creditors; or (iii) files a petition in bankruptcy or institutes any action under federal or state law for the relief of debtors or seeks or consents to the appointment of an administrator, receiver, custodian, or similar official for the wind up of its business (or has such a position or action filed against it and such petition action or appointment is not dismissed or stayed within 30 days).

24. Limitations on Liability of Customer. Customer shall not be liable for any loss or damage arising from the failure to properly perform its duties pursuant to this Agreement if such failure is the result of circumstances beyond Customer's control. In no event shall Customer be liable for any indirect, incidental, special or consequential damages, including without limitation lost profits, or for any amount in excess of the amounts due for services rendered pursuant to the terms of this agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and each of undersigned hereby warrants and represents that he or she has been and is, on the date of this Agreement, duly authorized by all necessary and appropriate action to execute this Agreement.


Heritage Bank of Commerce               National Processing Company


By: /s/ KEN SILVEIRA                    By: /s/ ERIC SINCLAIR
   -----------------------------           -----------------------------
Name:  Ken Silveira                     Name: Eric Sinclair
     ---------------------------             ---------------------------
Title: Senior Vice President            Title: Vice President
      --------------------------              --------------------------

Exhibit A continued

                                   EXHIBIT A

                                NPC AND CUSTOMER

                            SERVICES & FEE SCHEDULE

SERVICES
--------

        NPC agrees to provide retail lockbox service for Customer in accordance with Customer approved operational procedures. In addition to the items detailed in the Agreement, NPC agrees to the following:

1. This Agreement shall have an initial term of two (2) years with processing commencing on or about December 1, 1997. At the end of six (6) months, pricing will be looked at and potentially adjusted for volumes. Pricing will not go up at this time.

2. There is a minimum monthly Standard Item Processing Fee of $2,000 for the first six months of the contract which NPC has agreed to waive. After six months, the minimum monthly Standard Item Processing Fee will be based on 80% x clean volume x price. (not to be less than $2,000)

3. NPC will continue to maintain adequate facilities, equipment, experienced personnel and professional expertise for providing services in accordance with normal standards of the remittance processing industry.

4. Mail addressed to Customer at the Phoenix Post Office will be picked up by NPC, or NPC's agent, opened, reviewed and processed at periodic intervals during each day, excluding NPC and bank holidays.

5. NPC will make every reasonable effort to process Scannable single payments within twenty-four (24) hours of receipt and Exception items within forty-eight (48) hours of receipt with a performance standard of 95% on time delivery month to date.

6. Checks will be prepared for deposit and made available on a timely basis for delivery to a bank within NPC's correspondent banking network, in order to facilitate cash flow and availability of funds for Customer.

7. Daily back-up (copies of all non-processables or other work requiring photocopies) will be returned to Customer by the NPC via overnight courier.

8. NPC will make every reasonable effort to process all payments in the correct batch ranges specified by Customer.

Exhibit A continued


 9. Photocopy requests by Customer will be turned around on a 48-72 hour basis for items retrieved from NPC's internal film. Items requiring bank intervention will take longer (based upon individual bank times tables).

10. Errors will be maintained at or below an industry acceptable standard per category of error. Examples are encoding and data keying errors are 1 in 10,000 and misapplied accounts are 1 in 10,000. NPC constantly strives to be below these industry standards.

11. NPC will make every reasonable effort to timely and accurately transmit all daily records, on a same day business basis as processed, to Customer.

12. NPC will make every reasonable effort to timely and accurately transmit all daily NSF Batch records, on a same business day as processed, to Customer.

13. NPC will make every reasonable effort to timely and accurately transmit all daily Debit and Credit Memo Batch records, on a same business day basis as processed, to Customer.

14. NPC will make every reasonable effort to timely and accurately return all daily Address Changes, on a same day basis as processed, to Customer.

Exhibit A continued


FEES
----

        SERVICE TYPE                            FEE
        ------------                            ---

PROCESSING FEES
---------------

        Scannable Items (1)                     $.10/Transaction

        Unscannable Items, Exception Items,
        Multiples, Data Entry Items (2)         $.20/Transaction

        Un-Processable (Reject) Payments
        or Correspondence Only Handling         $.10/Item


MISCELLANEOUS PROCESSING FEES
-----------------------------

        Data Transmission                       Actual telephone line charge

        Add'l Transmission Request              $25.00 per transmission
        (Weekdays)

        Weekend Transmission                    $25.00 per transmission

        Postage and Courier                     Cost + 10%

        P.O. Box Rental                         Actual (Currently $450 annually)

        Express Mail Surcharge                  $.36 per package

        Photocopies                             $.20 each

        Research                                $4.00 per request

        Cash Remittance Payments                $1.25 each

Exhibit A continued


BANKING FEES
------------

        DDA Account Maintenance                 $20.00 month account

        Additional DDA Statements               $4.00 per statement

        Deposits                                $.50 per deposit

        Foreign Collection Expense              Actual

        Wire Transfer (debit)                   $12.00 each

        ACH Transfer (debit)                    $.13 item

        FDIC                                    Actual
                                                (Presently $.000/$1,000 Ledger)

        Deposited Items                         Actual/Item Pass Thru
        and Check Clearing                      (Estimated at $.037)

        Reclear Items                           $2.00 item

        Return Items                            $2.00 item



OPTIONAL SERVICE FEES
---------------------

        Account Look-Up                         ($.42) per Item

        Address Changes                         $.15 per Item

        Reject Surcharge > 2%                   $.05 per Item

        Electronic Bill Payments (RPS/ACH)      $.10 per Item

        Exception Letters                       $1.50 per Letter
        (Unprocessables)

        VirtualPAY Home Page Logo               $200.00 per month

        VirtualPAY Transaction                  $.0900 per item